UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026 (January 27, 2026)

Tectonic Financial, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-38910	82-0764846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Dallas Parkway, Suite 190
Dallas, Texas 75248

(Address of principal executive offices) (Zip Code)

(972) 720-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series B preferred stock, par value $0.01 per share	TECTP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 27, 2026, the Board of Directors of Tectonic Financial, Inc. (the “Company”) declared a quarterly cash dividend of $0.2768541 per share on the Company’s outstanding shares of 9.00% Fixed-to-Floating Rate Series B Noncumulative Perpetual Preferred Stock. The dividend is for the period from, and including, November 17, 2025 to, but excluding, February 17, 2026, and is payable on February 17, 2026 to shareholders of record as of the close of business on February 6, 2026. On January 16, 2026, the Company announced its conditional redemption of its 9.00% Fixed-to-Floating Rate Series B Noncumulative Perpetual Preferred Stock on or about February 17, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2026	TECTONIC FINANCIAL, INC.

	By:	/s/ Michelle Baird
	Name:	Michelle Baird
	Title:	Executive Vice President and Chief Financial Officer

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